UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

NextEra Energy Partners, LP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Notice of 2022
Annual Meeting and
Proxy Statement
YOUR VOTE IS IMPORTANT PLEASE SUBMIT YOUR PROXY PROMPTLY

NextEra Energy Partners, LP
P.O. Box 14000
700 Universe Boulevard
Juno Beach, Florida 33408-0420

Notice of Annual Meeting of Unitholders
April 20, 2022

The 2022 Annual Meeting of Unitholders of NextEra Energy Partners, LP (“NextEra Energy Partners”) will be held on Wednesday, April 20, 2022, at 1:30 p.m., Eastern time, at NextEra Energy Partners’ principal offices at 700 Universe Boulevard, Juno Beach, Florida to consider and act upon the following matters:
1.
election of the nominees specified in the accompanying proxy statement as directors;

2.
ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2022;

3.
approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers; and

4.
such other business as may properly be brought before the annual meeting or any adjournment(s) or postponement(s) of the annual meeting.

The proxy statement more fully describes these matters. NextEra Energy Partners has not received notice of other matters that may properly be presented at the annual meeting.
The record date for unitholders entitled to notice of, and to vote at, the annual meeting and any adjournment(s) or postponement(s) of the annual meeting is February 23, 2022.
Admittance to the annual meeting will be limited to unitholders as of the record date or their duly appointed proxies. For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras, cell phones, recording devices and other electronic devices are not permitted at the annual meeting.
NextEra Energy Partners is pleased to furnish proxy materials by taking advantage of the Securities and Exchange Commission rule that allows issuers to furnish proxy materials to their unitholders on the internet. NextEra Energy Partners believes this rule allows it to provide you with the information you need while reducing the environmental impact and cost of the annual meeting.
Regardless of whether you expect to attend the annual meeting, please submit your proxy or voting instructions promptly on the internet or by telephone by following the instructions about how to view the proxy materials on your Notice of Internet Availability of Proxy Materials.
By order of the Board of Directors,
W. Scott Seeley
Corporate Secretary
Juno Beach, Florida
March 3, 2022

NextEra Energy Partners, LP
Annual Meeting of Unitholders
April 20, 2022
PROXY STATEMENT
This proxy statement contains information related to the solicitation of proxies by the Board of Directors (the “Board”) of NextEra Energy Partners, LP, a Delaware limited partnership (“NextEra Energy Partners,” the “Company,” “us” or “our”), in connection with the 2022 annual meeting of NextEra Energy Partners’ unitholders to be held on Wednesday, April 20, 2022, at 1:30 p.m., Eastern time, at NextEra Energy Partners’ principal executive offices at 700 Universe Boulevard, Juno Beach, Florida, and at any adjournment(s) or postponement(s) of the annual meeting. Directions to the annual meeting are available by calling NextEra Energy Partners Unitholder Services at 1-855-297-7440.
ELECTRONIC DELIVERY OF PROXY MATERIALS
Under the rules of the Securities and Exchange Commission (“SEC”), NextEra Energy Partners is furnishing proxy materials to its unitholders on the internet, rather than mailing paper copies of the materials to each unitholder.
On or about March 3, 2022, NextEra Energy Partners mailed to its unitholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including the proxy statement and annual report to unitholders, on the internet. The Notice also instructs unitholders on how to access their proxy card to be able to submit their proxies on the internet or by telephone. Brokerage firms and other nominees who hold NextEra Energy Partners units on behalf of beneficial owners will be sending their own similar notice. Other unitholders, in accordance with their prior requests, have received an e-mail notification of how to access the proxy materials and submit their proxies on the internet. On or about March 3, 2022, NextEra Energy Partners also began mailing a full set of proxy materials to certain unitholders, including unitholders who have previously requested a paper copy of the proxy materials.
Internet distribution of the proxy materials is designed to expedite receipt by unitholders, lower the cost of the annual meeting and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive NextEra Energy Partners’ proxy materials electronically, you will continue to receive the materials via e-mail unless you elect otherwise.
How do I access the proxy materials if I received the Notice?
The Notice provides instructions regarding how to view NextEra Energy Partners’ proxy materials for the 2022 annual meeting on the internet. As explained in greater detail in the Notice, to view the proxy materials and submit your proxy, you will need to follow the instructions in the Notice and have available your 16-digit control number(s) contained in the Notice.
How do I request paper copies of the proxy materials?
Whether you hold NextEra Energy Partners units through a brokerage firm, bank or other nominee (in “street name”), or hold NextEra Energy Partners units directly in your name through NextEra Energy Partners’ transfer agent, Computershare Trust Company, N.A. (“Computershare”), you may request paper copies of the 2022 annual meeting proxy materials by following the instructions listed at www.proxyvote.com, by telephoning 800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD APRIL 20, 2022
This proxy statement and the NextEra Energy Partners 2021 annual report to unitholders are available at www.proxyvote.com.

ABOUT THE ANNUAL MEETING
What is the purpose of the annual meeting?
At the annual meeting, unitholders will act upon the matters identified in the accompanying notice of annual meeting of unitholders. These matters include the election of the nominees specified in this proxy statement as directors, ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 and approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers.
Who may attend the annual meeting?
Subject to space availability and social distancing protocols, all unitholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Since seating is limited, admission to the annual meeting will be on a first-come, first-served basis. Registration and seating will begin at 1:00 p.m., Eastern time. If you plan to attend, please note that you will be asked to present valid picture identification, such as a driver’s license or passport. Invited representatives of the media and financial community may also attend the annual meeting.
You will need proof of ownership of NextEra Energy Partners units on the record date to attend the annual meeting:
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If you hold units directly in your name as a unitholder of record, you may follow the instructions in the Notice to request an admission ticket by calling 855-297-7440.

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If your units are held in “street name,” you will need to bring proof that you were the beneficial owner of those “street name” units of NextEra Energy Partners units as of the record date, such as a legal proxy or a copy of a bank or brokerage statement, and check in at the registration desk at the annual meeting.

For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Individuals attending in person will be required to wear a mask. Cameras, cell phones, recording devices and other electronic devices are not permitted at the annual meeting.
Who is entitled to vote at the annual meeting?
Only NextEra Energy Partners unitholders at the close of business on February 23, 2022, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. If you were a unitholder on that date, you will be entitled to vote all of the NextEra Energy Partners units that you held on that date at the annual meeting or at any adjournment or postponement of the annual meeting, subject to the voting rights discussed below under “What are the voting rights of the holders of the Company’s units?” Unitholders includes holders of common units and Special Voting Units (“special voting units”) as of the record date.
Each reference in this Proxy Statement to a vote of record holders of units includes a vote of record holders of common units and special voting units.
What are the voting rights of the holders of the Company’s units?
Each NextEra Energy Partners unit will be entitled to one vote on each matter properly brought before the annual meeting. A unit refers to any unit entitled to vote at the annual meeting, including common units and special voting units. However, as explained below, a 5% of outstanding units voting limitation will apply to the election of directors and, in the circumstances described below, a separate 10% of votes cast cutback will apply to certain unitholders at the annual meeting.
What is the 5% of outstanding units voting limitation in the election of directors?
The 5% of outstanding units voting limitation will only apply to the election of directors. A unitholder or any related group, including NextEra Energy, Inc. (“NextEra Energy”) and its affiliates (the “NextEra Energy Group”), that owns more than 5% of the outstanding units as of the record date cannot vote more than 5% of the total outstanding units in the election of directors at the annual meeting (the “5% of Outstanding Units Director Voting Limitation”).
The following example of the 5% of Outstanding Units Director Voting Limitation, which assumes 1,000 total units are outstanding as of the record date, is included for illustrative purposes only and does not represent actual ownership of units or votes at the annual meeting:

Example of the Operation of the 5% of Outstanding Units Director Voting Limitation
Unit Owner	Ownership	Original Votes	Original Voting % of Total Outstanding Votes	5% of Outstanding Units Director Voting Limitation Votes Removed	Actual Votes after 5% of Outstanding Units Director Voting Limitation	Voting % After 5% of Outstanding Units Director Voting Limitation
NextEra Energy Group	57%	570	57%	(520)	50	11.6%
10% Holder	10%	100	10%	(50)	50	11.6%
Other Public Unitholders	33%	330	33%	-	330	76.7%
TOTAL	100%	1,000	100%	(570)	430	100.0%
How does the 10% of votes cast cutback apply to the election of directors?
In the election of directors, no unitholder may cast votes greater than 9.99% of votes actually cast. A unitholder or any related group, including the NextEra Energy Group, casting votes equal to or greater than 10% of actual votes cast will be subject to a 10% of votes cast cutback so that such unitholder(s) cannot cast votes equal to more than 9.99% of the units actually cast in the election of directors at the annual meeting (the “10% of Votes Cast Director Election Cutback”). The units cast in excess of 9.99% will be allocated and voted proportionally with all other votes cast, which will result in the total number of votes counted as being cast by the cutback unitholder to be 9.99% or less of votes cast.
The following example of the 10% of Votes Cast Director Election Cutback, which assumes 1,000 total units are outstanding as of the record date, is included for illustrative purposes only and does not represent actual ownership of units or votes at the annual meeting:
Example of the Operation of 10% of Votes Cast Director Election Cutback
Unit Owner	Votes Cast After 5% of Outstanding Director Voting Limitation	% of Votes Cast of Total Outstanding Units Votes	10% of Votes Cast Director Election Cutback Votes Removed	Votes Cast After 10% of Votes Cast Director Election Cutback	% of Votes Cast After 10% of Votes Cast Director Election Cutback
NextEra Energy Group	50	11.6%	(8)	42	9.77%
10% Holder	50	11.6%	(8)	42	9.77%
Other Public Unitholders	330	76.7%	-	330	76.74%
Proportional Votes	-	-	-	16	3.72%
TOTAL	430	100.0%	(16)	430	100%
In the example above, the 16 votes removed from the NextEra Energy Group and the 10% holder would be allocated and voted proportionally with all other director election votes.
How does the 10% of votes cast cutback apply to the other items of business at the annual meeting?
Other than in the election of directors, the 10% of votes cast cutback does not apply to the NextEra Energy Group, but is applicable to all other unitholders or groups. A unitholder or any related group, other than the NextEra Energy Group, casting votes equal to or greater than 10% of actual votes cast will be subject to a 10% of votes cast cutback so that such unitholder(s) cannot cast votes equal to more than 9.99% of the units actually cast on each item to be voted (the “General 10% of Votes Cast Cutback”). The units cast in excess of 9.99% will be allocated and voted proportionally with all other votes cast for each item.
The following example of the General 10% of Votes Cast Cutback for the items of business at the annual meeting other than director elections, which assumes 1,000 total units are outstanding as of the record date, is included for illustrative purposes and does not represent actual ownership of units or votes at the annual meeting:
Example of the Operation of the General 10% of Votes Cast Cutback in All Other Voting Items
Unit Owner	Votes Cast	% of Votes Cast of Total Outstanding Votes	General 10% of Votes Cast Cutback Votes Removed	Actual Votes Cast After General 10% of Votes Cast Cutback	% of Votes Cast After General 10% of Votes Cast Cutback
NextEra Energy Group	570	57%	-	570	57%
10% Holder	100	10%	(1)	99	9.9%
Other Public Unitholders	330	33%	-	330	33%
Proportional Votes	-	-	-	1	0.1%
TOTAL	1,000	100%	(1)	1000	100%
What constitutes a quorum?
The presence at the annual meeting, in person or by proxy, of the holders of a majority of the NextEra Energy Partners units issued and outstanding and entitled to vote on the record date will constitute a quorum, permitting the business of the meeting to be conducted.
As of the record date, 185,386,829 NextEra Energy Partners units were outstanding, including 101,440,000 special voting units and 83,946,829 common units. Thus, a total of 185,386,829 votes are entitled to be present at the annual meeting and the presence of the holders of NextEra Energy Partners units representing at least 92,711,953 units will be required to establish a quorum.
In determining the presence of a quorum at the annual meeting, abstentions in person, proxies received but marked as abstentions as to any or all matters to be voted on that permit abstentions and proxies received with broker non-votes on some but not all matters to be voted on will be counted as present.
A broker “non-vote” occurs when a broker, bank or other holder of record that holds units for a beneficial owner (“broker”) does not vote on a particular proposal because the broker has not received voting instructions from the beneficial owner and does not have discretionary voting power for that particular proposal. Brokers may vote on ratification of the appointment of our independent registered public accounting firm even if they have not received voting instructions from the beneficial owners whose units they hold. However, brokers may not vote on any of the other matters set forth in this proxy statement at the 2022 annual meeting unless they have received voting instructions from the beneficial owner. See the response to “What vote is required to approve the matters proposed?” on page 6 for a discussion of the effect of broker non-votes.
How do I submit my proxy or voting instructions?
On the internet or by telephone
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On the Internet—You may submit your proxy or voting instructions on the internet 24 hours a day and up until 11:59 p.m., Eastern time, on Tuesday, April 19, 2022 by going to www.proxyvote.com and following the instructions. Please have your Notice available when you access the web page. If you hold your units in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding how to submit your proxy or voting instructions on the internet.

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By Telephone—You may submit your proxy or voting instructions by telephone by calling the toll-free telephone number (800-690-6903) found in your Notice, 24 hours a day and up until 11:59 p.m., Eastern time, on Tuesday, April 19, 2022 and following the prerecorded instructions. Please have your Notice available when you call. If you hold your units in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding how to submit your proxy or voting instructions by telephone.

Please see the Notice or the information your broker provided to you for more information on your voting options. NextEra Energy Partners’ proxy tabulator, Broadridge Investor Communications Solutions, Inc. (“Broadridge”), must receive any vote on the internet or by telephone, no later than 11:59 p.m., Eastern time, on Tuesday, April 19, 2022.
If you are a unitholder of record and you submit your proxy on the internet or by telephone, but do not indicate your voting preferences, the persons named as proxies will vote the units represented by that proxy as recommended by the Board on all proposals.
In person at the annual meeting
All unitholders may vote in person at the annual meeting. However, if you are a beneficial owner of units, you must obtain a legal proxy from your broker and present it to the inspector of election with your ballot to be able to vote in person at the annual meeting. See the response to “Who may attend the annual meeting?” for additional information on how to attend the annual meeting.
Your vote is important. You can save us the expense of further solicitation of proxies by submitting your proxy or voting instructions promptly.
May I change my vote after I submit my proxy or voting instructions?
Yes. If you are a unitholder of record, you may revoke your proxy before it is exercised by:
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providing written notice of the revocation to the Corporate Secretary of the Company at the Company’s offices at P.O. Box 14000, 700 Universe Blvd., Juno Beach, Florida 33408-0420;

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making timely delivery of later-dated voting instructions on the internet or by telephone; or

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voting by ballot at the annual meeting; although, please note that attendance at the annual meeting will not by itself revoke a previously granted proxy.

You may change your proxy by using any one of these methods regardless of the method you previously used to submit your proxy.
If you are a beneficial owner of units, you may submit new voting instructions by contacting your broker. You may also change your vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question.
All units for which proxies have been properly submitted and not revoked will be voted at the annual meeting.
What is “householding” and how does it affect me?
NextEra Energy Partners has adopted a procedure approved by the SEC called “householding.” Under this procedure, unitholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one package containing individual copies of the Notice for each unitholder of record at the address. This procedure will reduce the volume of duplicate materials unitholders receive, conserve natural resources and reduce NextEra Energy Partners’ postage costs. Unitholders who participate in householding and request a full set of proxy materials will receive separate proxy cards.
If you are a unitholder of record and are eligible for householding, but you and other unitholders of record with whom you share an address currently receive multiple packages containing copies of the Notice or, if requested, proxy materials in paper form, or if you hold units in more than one account, and in either case you wish to receive only a single package for your household in the future, please contact Computershare in writing at Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078 or by calling 888-218-4392. You may contact Computershare at the same mailing address or telephone number if you wish to revoke your consent to future householding mailings.

If your household receives only a single package containing a copy of the Notice or, if requested, the proxy materials, and you wish to receive a separate copy for each unitholder of record, please contact Broadridge toll-free at 866-540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and separate copies will be provided promptly.
Beneficial owners may request information about householding from their banks, brokers or other holders of record.
What are the Board’s recommendations?
Unless you give other instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:
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FOR election as directors of the nominees specified in this proxy statement. (See Proposal 1)

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FOR ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2022. (See Proposal 2)

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FOR approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers. (See Proposal 3)

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In accordance with the discretion of the persons acting under the proxy concerning such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.

What vote is required to approve the matters proposed?
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Election of the nominees specified in this proxy statement as directors—A nominee for director will be elected to the Board if the votes cast for such nominee’s election by unitholders present in person or represented by proxy at the meeting and entitled to vote on the matter exceed the votes cast by such unitholders against such nominee’s election. If you are a beneficial owner, your broker is not permitted under New York Stock Exchange (“NYSE”) rules to vote your units on the election of directors if your broker does not receive voting instructions from you. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on the election of directors. Abstentions also are not considered votes cast and will have no legal effect on the election of directors. For a discussion of certain voting limitations applicable to the election of directors, please see “What are the voting rights of the holders of the Company’s units?” on page 2.

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Ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2022—The ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2022 will be approved if the votes cast for the proposal by unitholders present in person or represented by proxy at the annual meeting and entitled to vote on the matter exceed the votes cast by such unitholders against such proposal (a “Majority Vote”). Since brokers are permitted under NYSE rules to vote your units on this proposal even if your broker does not receive voting instructions from you, there are not expected to be broker non-votes on this proposal. Abstentions are not considered votes cast and will have no legal effect on whether this proposal is approved. In determining the votes cast, the General 10% of Votes Cast Cutback, as described under “How does the 10% of votes cast cutback apply to the other items of business at the annual meeting?” beginning on page 3, will apply to unitholders other than the NextEra Energy Group.

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Approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers—A Majority Vote is required to approve this non-binding advisory proposal. If your broker does not receive voting instructions from you, your broker is not permitted under NYSE rules to vote your units on this proposal. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on whether this proposal is approved. Abstentions also are not considered votes cast and will have no legal effect on whether this proposal is approved. The vote on this proposal is advisory and the result of the vote on this proposal will not be binding on the Company or the Board. However, the Board will consider the result of the vote when making future decisions regarding named executive officer (“NEO”) compensation. In determining the votes cast, the General 10% of Votes Cast Cutback, as described under “How does the 10% of votes cast cutback apply to the other items of business at the annual meeting?” beginning on page 3, will apply to unitholders other than the NextEra Energy Group.

Who pays for the solicitation of proxies?
NextEra Energy Partners is soliciting proxies and it will bear the expense of solicitation. Proxies will be solicited principally by mail and by electronic media, although directors, officers and employees of NextEra Energy Partners or its affiliates may solicit proxies personally, by telephone or by electronic means, but without compensation other than their regular compensation, if any. NextEra Energy Partners has retained D.F. King & Co., Inc. to assist it in the solicitation of proxies, for which D.F. King & Co., Inc. will be paid a fee of $12,500 plus reimbursement of out-of-pocket expenses. NextEra Energy Partners will reimburse custodians, nominees and other persons for their out-of-pocket expenses in sending the Notice and/or proxy materials to beneficial owners.
Could other matters be decided at the annual meeting?
At the date of printing of this proxy statement, the Board did not know of any matters to be submitted for action at the annual meeting other than those referred to in this proxy statement and does not intend to bring before the annual meeting any matter other than the proposals described in this proxy statement. If, however, other matters are properly brought before the annual meeting, or any adjourned or postponed meeting, your proxies include discretionary authority on the part of the individuals appointed to vote your units or act on those matters according to their discretion, including voting to adjourn or postpone the annual meeting one or more times to solicit additional proxies with respect to any proposal or for any other reason.

BUSINESS OF THE ANNUAL MEETING
Proposal 1: Election of the nominees specified in this proxy statement as directors
The Board is currently composed of seven members. In accordance with our Fifth Amended and Restated Agreement of Limited Partnership (“Partnership Agreement”), four of the seven directors will be elected by unitholders at the annual meeting. The other three directors are appointed by our general partner, NextEra Energy Partners GP, Inc. (the “general partner”), in its sole discretion.
The current directors are James L. Robo (Chairman), Susan D. Austin, Robert J. Byrne, Mark E. Hickson, John W. Ketchum, Peter H. Kind and Rebecca J. Kujawa. On January 24, 2022, the Company commenced its CEO succession plan, pursuant to which, effective on March 1, 2022, James L. Robo, retired as chief executive officer and John W. Ketchum succeeded Mr. Robo as chief executive officer. In accordance with the succession plan, Mr. Robo notified the Board that he did not intend to stand for re-election at the 2022 annual meeting. John W. Ketchum is nominated for election at the 2022 annual meeting and, if elected, will succeed Mr. Robo as Chairman. Additionally, it is anticipated that Terrell Kirk Crews II will be appointed to the Board by our general partner, effective as of the annual meeting date, such that the board will continue to be composed of seven members.
Upon the recommendation of the chief executive officer, the Board has nominated the four directors listed below for election as directors at the 2022 annual meeting (“Elected Directors”). Unless you specify otherwise in your voting instructions, your proxy will be voted FOR the Elected Directors. If any Elected Director becomes unavailable for election, which is not currently anticipated, proxies instructing a vote for that Elected Director may be voted for a substitute nominee selected by the Board.
The Board believes that the Board membership at its current size is appropriate because such a Board size facilitates substantive discussions among Board members, provides for sufficient staffing of Board committees and allows for contributions by directors having a broad range of skills, expertise, industry knowledge and diversity of opinion. Elected Directors serve until the next annual meeting of unitholders or until their respective successors are qualified and elected.
Director Qualifications. The Company’s Corporate Governance Principles & Guidelines, a copy of which is available on the Company’s website at http://www.investor.nexteraenergypartners.com, identifies Board membership qualifications, including experience, skills and attributes that are considered by the Board in recommending nominees for Board membership. The Board views itself as a cohesive whole consisting of members who together serve the interests of the Company and its unitholders. Qualifications, attributes and other factors considered by the Board in recommending director nominees include, but are not limited to, the following:
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integrity, competence, insight, creativity and dedication, together with the ability to work with colleagues while challenging one another to achieve superior performance;

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attained a prominent position in their field of endeavor;

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broad business experience;

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the ability to exercise sound business judgment;

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the ability to draw on experience relative to significant issues facing the Board and the Company;

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experience in the Company’s industry or in another industry or endeavor with practical application to the needs of the Company and the Board;

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sufficient time for preparation and participation in Board and committee meetings (including by limiting service on public company boards to no more than three additional boards);

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possess attributes deemed appropriate given the then-current needs of the Board;

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the individual’s contribution to the achievement of a mix of directors who represent a diversity of background and experience, including age, gender, race, ethnicity and specialized experience;

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the individual’s independence as described in applicable listing standards, legislation and regulations and the Company’s Corporate Governance Principles & Guidelines; and

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whether the individual would be considered an “audit committee financial expert” or “financially literate” as described in applicable listing standards or regulations.

Information about each director appointed by our general partner and each director nominee is presented below and includes specific experience, qualifications, attributes and skills that led the general partner and Board to the conclusion that he or she should serve as a director. Overall, the directors appointed by our general partner and the Elected Directors represent a diverse mix of qualifications deemed beneficial to the formation of a cohesive and effective Board.
Directors Appointed by Our General Partner
The following directors were appointed by our general partner and serve a current term expiring on the date that their successors are qualified and appointed, with the exception of Mr. Crews who is expected to be appointed to the Board by our general partner, effective as of the annual meeting date.
Terrell Kirk Crews II
Biography
Mr. Crews, 43, has served as chief financial officer of NextEra Energy Partners and our general partner since March 2022. Previously, he served as vice president, business management of NextEra Energy Resources from March 2019 until March 2022. Prior to that, he served as controller and chief accounting officer of NextEra Energy Partners from September 2016 until March 2019 and vice president, controller and chief accounting officer of NextEra Energy from September 2016 until March 2019. He served as a partner in the national office of Deloitte & Touche LLP from July 2015 to April 2016 and was a professional accounting fellow in the Office of the Chief Accountant of the SEC from June 2013 until June 2015. Prior to that, Mr. Crews was audit service senior manager at Deloitte from June 2010 to June 2013. He is expected to be appointed to the NextEra Energy Partners’ Board in April 2022 and has served on the board of our general partner since March 2022.
Qualifications
Mr. Crews qualifications to serve as a director include his experience in finance, financial reporting and management gained through his roles as vice president, controller and chief accounting officer of NextEra Energy and as vice president, business management of NextEra Energy Resources. Mr. Crews also has experience in the renewables business as NextEra Energy Resources’ vice president, business management. He has a Bachelor of Science in Business Administration degree in accounting from the University of Richmond—Robins School of Business.
Mark E. Hickson
Biography
Mr. Hickson, 55, has served as executive vice president, strategy and corporate development of NextEra Energy Partners since August 2017 and our general partner since February 2017. He has also served as executive vice president, corporate development, strategy, quality and integration of NextEra Energy since May 2017 and previously served as senior vice president, corporate development, strategy, quality and integration of NextEra Energy from May 2016 to May 2017. Mr. Hickson previously served as vice president, strategy and corporate development of our general partner from March 2014 to February 2017 and senior vice president, corporate development and strategic initiatives of NextEra Energy from February 2015 to May 2016. From May 2012 to February 2015, he was vice president, strategy and corporate development of NextEra Energy. From 1997 to April 2012, Mr. Hickson served as managing director in Global Mergers and Acquisitions at Merrill Lynch & Co. He was appointed to the NextEra Energy Partners’ Board upon its establishment in August 2017 and previously served on the board of our general partner from February 2015 until August 2017. Mr. Hickson has served as a director of Fisker Inc. (NYSE:FSR), an electric vehicle automaker, since July 2020.
Qualifications
Mr. Hickson’s qualifications to serve as a director include his expertise in mergers, acquisitions and capital markets transactions through his current and prior positions. Mr. Hickson has a bachelor’s degree in aerospace engineering from Texas A&M University and a MBA from Columbia University, where he graduated with honors.

Rebecca J. Kujawa
Biography
Mrs. Kujawa, 46, has served as president of NextEra Energy Partners and our general partner since March 2022 and has been a director of the Company since March 2019. She served as a director of our general partner from March 2019 until March 2022. She previously served as chief financial officer of NextEra Energy Partners and our general partner from March 2019 until March 2022. Mrs. Kujawa has served as president and chief executive officer of NextEra Energy Resources since March 2022. She served as executive vice president, finance and chief financial officer of NextEra Energy from March 2019 until March 2022. Previously, she was vice president, business management of NextEra Energy Resources from 2012 until March 2019. Mrs. Kujawa joined NextEra Energy in 2007 and has held various business and finance roles, including as the director of investor relations for NextEra Energy. Mrs. Kujawa also currently serves as a director of Nuclear Electric Insurance Limited (NEIL), an industry mutual insurance company.
Qualifications
Mrs. Kujawa’s qualifications to serve as a director include her experience in finance, risk management, business management, and energy marketing gained from her current and prior roles for subsidiaries of NextEra Energy as well as her experience as an equities and equity derivatives analyst prior to joining NextEra Energy. She also holds a Chartered Financial Analyst (CFA) designation. Mrs. Kujawa has a Bachelor of Arts degree in public policy studies from Duke University.
Director Nominees
The following Elected Directors currently serve as directors of the Board and have been nominated by the Board for election at the 2022 annual meeting. If elected, each Elected Director will serve until the next annual meeting of unitholders or until a successor Elected Director has been qualified and elected.
Susan D. Austin
Biography
Ms. Austin, 54, has served as the chief financial officer of Grace Church School since September 2019. Previously, she was a senior managing director with Brock Capital LLC, an investment banking firm focusing on strategic and corporate advisory services, since October 2014. In addition, she served as vice chairman of Sheridan Broadcasting Corporation (“SBC”), a radio broadcasting company, until July 2017, where she served in various leadership capacities since joining that company in 2002 as vice president of strategic planning and treasurer. In 2004, Ms. Austin became president of the Sheridan Gospel Network and, in 2007, was named senior vice president and chief financial officer of SBC. She was promoted to vice chairman of SBC in July 2013. Prior to joining SBC, Ms. Austin spent 10 years in investment banking, specializing in telecommunications and media finance. Ms. Austin has served as an independent trustee or director of certain Prudential Insurance mutual funds since 2011. She was appointed to the NextEra Energy Partners’ Board upon its establishment in August 2017 and previously served on the board of our general partner from February 2015 until August 2017.
Qualifications
Ms. Austin’s qualifications to serve as a director include her expertise in strategic planning, treasury operations, finance and capital markets transactions through her current and prior positions. Ms. Austin has a Bachelor of Arts degree in mathematics from Harvard College and a MBA from Stanford University Graduate School of Business.
Robert J. Byrne
Biography
Mr. Byrne, 60, has served as a director of Masonite International Corporation (“Masonite”) (NYSE: DOOR), one of the largest manufacturers of doors in the world, since June 2009 and has been chairman of the board of Masonite since July 2010. He has also served as executive chairman of iPlacement Inc. d/b/a/ Source2 since January 2019, a privately-held company specializing in providing recruiting assistance to middle market companies with high volume hiring needs. Previously, Mr. Byrne was the founder and served as the president of Power Pro-Tech Services, Inc., which specialized in the installation, maintenance and repair of emergency power and solar photovoltaic power systems, until it was sold in 2017 to PowerSecure. From 1999 to 2001, Mr. Byrne was executive vice president and chief financial officer of

EPIK Communications, a start-up telecommunications company which merged with Progress Telecom in 2001 and was subsequently acquired by Level3 Communications. Having begun his career in investment banking, Mr. Byrne served as partner at Advent International, a global private equity firm, from 1997 to 1999 and immediately prior to that, from 1993 to 1997, served as a director of Orion Capital Partners. Mr. Byrne formerly served as an independent director of the board of our general partner from July 2014 through April 2017. Mr. Byrne was appointed to the Board in December 2018.
Qualifications
Mr. Byrne’s qualifications to serve as a director include his expertise in the founding and managing of businesses in the electric power and telecommunications industries as well as his experience as the chairman of Masonite and as a former member of Masonite’s audit committee. Mr. Byrne has a bachelor’s degree, summa cum laude, from the Wharton School at the University of Pennsylvania and a MBA from Harvard Business School.
John W. Ketchum
Biography
Mr. Ketchum, 51, has served as chief executive officer of NextEra Energy Partners and our general partner since March 2022. Previously, he served as president of NextEra Energy Partners and our general partner from March 2019 until March 2022 and as chief financial officer of NextEra Energy Partners from August 2017 until March 2019 and our general partner from March 2016 until March 2019. He has served as chief executive officer of NextEra Energy since March 2022. He previously served as president and chief executive officer of NextEra Energy Resources from March 2019 until March 2022. Mr. Ketchum also served as executive vice president, finance and chief financial officer of NextEra Energy from March 2016 until March 2019. Previously, Mr. Ketchum served as NextEra Energy’s senior vice president, finance from February 2015 to March 2016. From December 2013 to February 2015, he was senior vice president, business management and finance of NextEra Energy Resources and from December 2012 to December 2013, he was senior vice president, business management of NextEra Energy Resources. Mr. Ketchum served as vice president, general counsel & secretary of NextEra Energy Resources from June 2009 to December 2012. Mr. Ketchum joined NextEra Energy in 2002 and held various business, finance and legal roles prior to being named vice president, general counsel & secretary of NextEra Energy Resources. Prior to joining NextEra Energy in 2002, Mr. Ketchum served as corporate counsel to TECO Energy and as a corporate and securities law associate for Holland & Knight, LLP in Tampa, Florida. He began his career as a tax lawyer for Lathrop & Gage in Kansas City, Missouri, and, prior to that, worked in corporate banking. He was appointed to the NextEra Energy Partners’ Board upon its establishment in August 2017 and has served on the board of our general partner since March 2022.
Qualifications
Mr. Ketchum’s qualifications to serve as a director include his experience in finance, financial reporting and management gained through his roles as the executive vice president, finance and chief financial officer and senior vice president, finance of NextEra Energy, among other roles. Mr. Ketchum also has experience leading a growing business as president of NextEra Energy Resources and as NextEra Energy Resources’ senior vice president, business management. He has a Bachelor of Arts degree in economics and finance, magna cum laude, from the University of Arizona and Master of Laws in taxation and Juris Doctor degrees from the University of Missouri—Kansas City School of Law.
Peter H. Kind
Biography
Mr. Kind, 65, is executive director of Energy Infrastructure Advocates LLC, an independent financial and strategic advisory firm. From 2009 to 2011, Mr. Kind was a Senior Managing Director of Macquarie Capital, an investment banking firm. From 2005 to 2009, Mr. Kind was a managing director of Bank of America Securities and group head of Power and Utility Investment Banking. Mr. Kind, a certified public accountant (“CPA”), also has experience in the audit of large public energy companies. He served as a director and chairman of the audit committee of the general partner of Enable Midstream Partners, LP from February 2014 until December 2021. He was appointed to the NextEra Energy Partners’ Board upon its establishment in August 2017 and previously served on the board of our general partner from July 2014 until August 2017.
Qualifications
Mr. Kind’s qualifications to serve as a director include his expertise in capital markets transactions and in public accounting and auditing in the energy industry through his current and prior positions. Mr. Kind has a Bachelor of Science degree in accounting from Iona College and a MBA from the NYU Stern School of Business. He is also a CPA.

Unless you specify otherwise in your voting instructions, your proxy will be voted FOR election of each of the four Elected Director nominees.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES

Proposal 2: Ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2022
In accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee of the Board appoints the Company’s independent registered public accounting firm. It has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm to audit the accounts of NextEra Energy Partners and its subsidiaries, as well as to provide its opinion on the effectiveness of the Company’s internal control over financial reporting, for the fiscal year ending December 31, 2022. Although ratification is not required, the Board is submitting the selection of Deloitte & Touche to unitholders as a matter of good corporate practice. If the unitholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee, although the Audit Committee may nonetheless decide to continue the retention of Deloitte & Touche as the Company’s independent registered public accounting firm for 2022. Even if the appointment is ratified, the Audit Committee may, in its discretion, terminate the service of Deloitte & Touche at any time during the year if it determines that the appointment of a different independent registered public accounting firm would be in the best interests of NextEra Energy Partners and its unitholders. Representatives of Deloitte & Touche are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from unitholders at the annual meeting.
Unless you specify otherwise in your voting instructions, your proxy will be voted FOR ratification of appointment of Deloitte & Touche as NextEra Energy Partners’ independent registered public accounting firm for 2022.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS NEXTERA ENERGY PARTNERS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

Proposal 3: Approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers
The Company is asking unitholders to cast an advisory vote on the compensation of the Company’s NEOs, which is commonly called a “say-on-pay” vote. The advisory vote, which is required pursuant to section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is to approve the compensation of the Company’s NEOs as described under the Compensation Discussion & Analysis section of this proxy statement (beginning on page 30). Although this vote is not binding, it will provide information to the Board regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices, which the Board will consider when making future determinations regarding NEO compensation. The Company currently plans to give unitholders the opportunity to cast an advisory vote on this matter every year, so that, following the vote on this proposal, the next opportunity will occur in connection with the Company’s 2023 annual meeting of unitholders.
The Company’s executive officers do not receive any compensation from the Company. All of the NEOs of the Company are also employees of NextEra Energy. NextEra Energy compensates these officers for the performance of their duties as employees of NextEra Energy, which include managing NextEra Energy Partners. NextEra Energy does not allocate this compensation between services for the Company and services for NextEra Energy and its affiliates. NextEra Energy Partners’ NEOs do not receive any additional compensation for their services to NextEra Energy Partners’ business. No portion of the management fee that NextEra Energy Partners pays to NextEra Energy is allocated to executive officer compensation. All compensation for the NEOs, including the portion that is fixed and variable, is paid by NextEra Energy and will be disclosed in NextEra Energy’s 2022 proxy statement, expected to be filed late March or early April 2022.
The Company asks unitholders to approve this proposal by approving the following non-binding resolution:
RESOLVED, that the unitholders of NextEra Energy Partners, LP approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as described in the NextEra Energy Partners, LP proxy statement for the 2022 annual meeting of unitholders, including the Compensation Discussion & Analysis section.
Unless you specify otherwise in your voting instructions, your proxy will be voted FOR approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, BY NON-BINDING ADVISORY VOTE, OF THE COMPENSATION OF NEXTERA ENERGY PARTNERS’ NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

INFORMATION ABOUT NEXTERA ENERGY PARTNERS AND
MANAGEMENT
Unit Ownership of Certain Beneficial Owners and Management
The following table shows the beneficial ownership of NextEra Energy Partners units as of December 31, 2021 by the only persons known by the Company to own beneficially more than 5% of any class of the outstanding units based on the units outstanding on the record date:
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Special Voting Units	NextEra Energy, Inc. 700 Universe Blvd. Juno Beach, FL 33408(1)	101,440,000	100%
Common Units	BlackRock, Inc. 55 East 52nd Street New York, NY 10055(2)	7,745,740	9.2%
Common Units	FMR LLC 245 Summer Street Boston, MA 02210(3)	6,912,729	8.24%
Common Units	Neuberger Berman Group LLC 1290 Avenue of the Americas New York, NY 10104(4)	4,236,786	5.05%
Common Units	NextEra Energy, Inc. 700 Universe Blvd. Juno Beach, FL 33408(1)	587,925	0.32%

(1)
NextEra Energy Equity Partners, LP (“NEE Equity”), which is indirectly, wholly owned by NextEra Energy, holds non-economic Special Voting Units that provide NEE Equity with an aggregate number of votes on certain matters that may be submitted for a vote of NextEra Energy Partners’ unitholders that is equal to the aggregate number of common units of NextEra Energy Operating Partners, LP (“NEP OpCo”) held by NEE Equity on the relevant record date. As of February 23, 2022, NEE Equity held 101,440,000 Special Voting Units. Furthermore, NextEra Energy has implemented a NextEra Energy Partners common unit repurchase program. Under the program, another subsidiary of NextEra Energy owns 587,925 common units. In the aggregate, the Special Voting Units and common units held by subsidiaries of NextEra Energy represent approximately 55% of outstanding voting power. See pages 2—4 for a description of certain limitations on the voting rights.

(2)
This information has been derived from a statement on Schedule 13G of BlackRock, Inc. filed with the SEC on February 11, 2022. As of December 31, 2021, BlackRock, Inc., a parent holding company, reported that it had sole dispositive power with respect to 7,745,740 common units and sole voting power with respect to 7,705,072 common units and no common units with shared voting or dispositive power.

(3)
This information has been derived from a statement on Schedule 13G of FMR LLC filed with the SEC on February 8, 2022. As of December 31, 2021, FMR LLC, an investment advisor, reported that it had sole dispositive power with respect to 6,912,729 common units and sole voting power with respect to 380,859 common units and no common units with shared voting or dispositive power.

(4)
This information has been derived from a statement on Schedule 13G/A of Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC filed with the SEC on February 14, 2022. As of December 31, 2021, Neuberger Berman Group LLC and Neuberger Berman Investment Advisors LLC have shared dipositive power with respect to 4,236,786 common units and shared voting power with respect to 4,042,780 common units and no common units with sole voting or dispositive power.

The table below shows the number of NextEra Energy Partners units beneficially owned as of February 23, 2022 by each of NextEra Energy Partners’ directors and each NEO, as well as the number of units beneficially owned by all of NextEra Energy Partners’ directors and executive officers as a group. As of February 23, 2022, each individual beneficially owned less than 1%, and all directors and executive officers as a group beneficially owned less than 1%, of NextEra Energy Partners units. No units are pledged as security.
Name	Units Beneficially Owned
	Units Owned	Units Which May Be Acquired Within 60 Days	Total Units Beneficially Owned
Susan D. Austin	21,480	0	21,480
Robert J. Byrne	28,740	0	28,740
Mark E. Hickson	16,128	0	16,128
John W. Ketchum	23,177	0	23,177
Peter H. Kind	28,410	0	28,410
Rebecca J. Kujawa	11,954	0	11,954
James L. Robo	193,348	0	193,348
All directors and executive officers as a group (10 persons)	398,463	0	398,463
The Company’s Securities Trading Policy
The Company has adopted the NextEra Energy Securities Trading Policy as its own Securities Trading Policy (the “Trading Policy”). The Trading Policy prohibits hedging transactions with respect to securities of the Company. The Trading Policy provides in relevant part as follows: “Additional Prohibited Transactions. The Company considers it improper and inappropriate for any Company insider to engage in short-term or speculative transactions in the Company’s securities. It therefore is the Company’s policy that insiders may not engage in any of the following transactions: … Hedging Transactions. Certain forms of hedging or monetization transactions with respect to the Company’s securities, such as prepaid variable forwards, equity swaps and collars, allow an insider to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the insider to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the insider may no longer have the same objectives as the Company’s other shareholders. Therefore, these transactions are prohibited under this Policy….” The full text of the Trading Policy is available at www.nexteraenergypartners.com.

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Principles & Guidelines/Code of Ethics
The Company’s Corporate Governance Principles & Guidelines, Code of Business Conduct & Ethics and Code of Ethics for Senior Executive and Financial Officers cover a wide range of business practices and procedures. The Corporate Governance Principles & Guidelines, Code of Business Conduct & Ethics and Code of Ethics for Senior Executive and Financial Officers were approved by the Board. The Code of Ethics for Senior Executive and Financial Officers applies to NextEra Energy Partners’ chairman, chief executive officer, chief financial officer, president, treasurer, general counsel, controller and chief accounting officer and executive vice president, strategy and corporate development. The Code of Business Conduct & Ethics applies to all representatives of NextEra Energy Partners and its subsidiaries, including directors, officers and employees. The Corporate Governance Principles & Guidelines, Code of Business Conduct & Ethics and Code of Ethics for Senior Executive and Financial Officers are available on the Company’s website at www.nexteraenergypartners.com. Any amendments or waivers of the Code of Ethics for Senior Executive and Financial Officers that are required to be disclosed to unitholders under SEC rules will be disclosed on the Company’s website at the address listed above. The Company will provide a printed copy of its Code of Business Conduct & Ethics upon request by a unitholder to the Corporate Secretary of the Company by mail or courier service c/o NextEra Energy Partners, LP, 700 Universe Boulevard, Juno Beach, Florida 33408, Attn: Corporate Secretary.
Director Independence
The NYSE does not require a listed publicly traded limited partnership, such as the Company, to have a majority of independent directors on the board. Notwithstanding the foregoing, the Board conducts an annual review regarding the independence from the Company of each of its members and, in addition, assesses the independence of any new member at the time that the new member is considered for appointment to or nomination for election to the Board. The Board considers all relevant facts and circumstances and uses the criteria set forth in the NYSE corporate governance independence standards (the “NYSE standards”), which are the applicable standards under SEC rules, to assess director independence. These standards also are set forth or referred to in the Corporate Governance Principles & Guidelines, which is available on the Company’s website at www.nexteraenergypartners.com. In order to determine that a director is independent, the Board must affirmatively determine that the director has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). When assessing the materiality of a director’s relationship (if any) with the Company, the Board considers materiality both from the standpoint of the director and from the standpoint of persons or organizations with which the director has an affiliation. Material relationships for this purpose may include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.
The NYSE standards and Rule 10A-3 under the Exchange Act include an additional requirement that members of the audit committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their compensation for service as a director.
Based on its review conducted in accordance with the Company’s Corporate Governance Principles & Guidelines and the NYSE standards, the Board determined that Susan D. Austin, Robert J. Byrne and Peter H. Kind, constituting all three non-employee directors of NextEra Energy Partners, are independent under the Company’s Corporate Governance Principles & Guidelines and the NYSE standards (including the separate Audit Committee standards).
Board Leadership Structure
As set forth in the Company’s Corporate Governance Principles & Guidelines, the Board believes that the decision as to who should serve as chairman and as chief executive officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of the Company’s then-existing characteristics or circumstances. In view of the Company’s operating record, and the operational and financial opportunities and challenges faced by the Company, the Board’s judgment is that the functioning of the Board is generally best served by maintaining a structure of having one individual serve as both chairman and chief executive officer. The Board believes that having a single person acting in the capacities of chairman and chief executive officer promotes unified leadership and direction for the Board and executive management and allows for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plans and to address its challenges. However, in certain circumstances, such as during a transition from one chief executive officer to another, the Board believes that it may be appropriate for the role of the chief executive officer and the chairman to be separated. In order to promote an effective and orderly chief executive officer succession and transition, effective on March 1, 2022, Mr. Ketchum, who had served as the Company’s president since March 2019, succeeded Mr. Robo as chief executive officer, while Mr. Robo remained chairman of the board. However, Mr. Robo is not standing for reelection at the 2022 annual meeting of unitholders and Mr. Ketchum, if elected as a director at the 2022 annual meeting, will succeed Mr. Robo as chairman as well and the roles of chief executive officer and chairman will be combined.
Executive sessions of NextEra Energy Partners’ independent directors are regularly scheduled. The chairman of the Audit Committee chairs the Board executive sessions and thereafter provides feedback to the chairman of the Board. The Board believes that having regular Board executive sessions, three independent directors and the corporate governance structures and processes described in this proxy statement allow the Board to maintain effective oversight of management. Committee executive sessions are chaired by the committee chairs, all of whom are independent directors. The Board does not have a lead director.
Board Role in Risk Oversight
Although it is the job of management to assess and manage the Company’s risks, the Board and its Audit Committee (each where applicable) discuss the guidelines and policies that govern the process by which risk assessment and management is undertaken and evaluate reports from various functions with the management team on risk assessment and management. The Board interfaces regularly with management and receives periodic reports that include updates on financial, legal and other risk management matters. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements. The Audit Committee also reviews and assesses the performance of the Company’s internal audit function and its independent auditors. The Board receives regular reports from the Audit Committee.
Director Meetings and Attendance
The Board and its committees meet on a regular schedule and also hold special meetings from time to time. The Board met five times in 2021. Each director attended 100% of the Board meetings and meetings of the committees on which he or she served during 2021.
The Company currently does not have a policy with regard to director attendance at the annual meeting of unitholders. All seven directors attended the 2021 annual meeting of unitholders.
Board Committees
The standing committees of the Board are the Audit Committee and the Conflicts Committee. Each committee regularly reports its activities and actions to the full Board, generally at the next Board meeting following the committee meeting. Each of the committees operates under a charter approved by the Board and the Audit Committee conducts an annual evaluation of its performance. Additionally, the Board as a whole conducts a self-assessment annually. The charter of the Audit Committee is required to comply with the NYSE corporate governance requirements. There are no NYSE requirements for the charter of the Conflicts Committee. The current membership and functions of the committees are described below.
Compensation Committee
Because the Company is a limited partnership, it is not required by the rules of the NYSE to have a compensation committee. The Company does not currently have a compensation committee because the Company’s executive officers do not receive any compensation paid by the Company and all compensation is paid by NextEra Energy. No portion of the management services agreement is allocated to executive compensation. The compensation paid to NextEra Energy Partners’ NEOs is approved by the independent directors of NextEra Energy’s compensation committee. NextEra Energy Partners NEOs do not receive any additional compensation for their services to NextEra Energy Partners’ business. If any compensation is to be paid by the Company to the Company’s executive officers, it will be reviewed and approved by the Board, because it performs the functions of a compensation committee if and when such committee is needed.
Compensation Committee Interlocks and Insider Participation
As discussed above, the Company does not have a compensation committee. Any compensation to be paid by the Company to the Company’s executive officers will be reviewed and approved by the Board because it performs the functions of a compensation committee if and when such committee is needed. During the year ended December 31,

2021, none of the directors or executive officers served as a member of a compensation committee of another entity that has, or has had, an executive officer who served as a member of the Board during 2021. During the year ended December 31, 2021, the following officers of NextEra Energy served on the Board: Mrs. Kujawa and Messrs. Robo, Hickson and Ketchum.
Nominating Committee
Because the Company is a limited partnership, it is not required by the rules of the NYSE to have a nominating committee. All functions of a nominating committee are performed by the Board as a whole, including consideration of director nominees. Additionally, unitholders elect a majority of the board of directors including the chairman and unitholders also have substantial proxy access rights to nominate up to four directors for inclusion in the Company’s proxy materials, as further discussed under “Proxy Access Unitholder Nominees.”
Audit Committee
The Board has an Audit Committee composed of Messrs. Byrne (Chair) and Kind and Ms. Austin, each of whom satisfy the NYSE standards and the Exchange Act independence standards. These standards also are set forth or referred to in the Corporate Governance Principles & Guidelines, which is available on the Company’s website at www.nexteraenergypartners.com. The Board has determined that each member of the Audit Committee satisfies the “financial literacy” standard of the NYSE and each of them also qualifies as an “audit committee financial expert” as such term is defined under the SEC’s regulations. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and the Company’s compliance with related legal and regulatory requirements, corporate policies and controls. The Audit Committee has the sole authority to retain and terminate the Company’s independent registered public accounting firm, approve all auditing services and related fees and the terms thereof and pre-approve any non-audit services to be rendered by the Company’s independent registered public accounting firm. The Audit Committee is also responsible for confirming the independence and objectivity of the Company’s independent registered public accounting firm and for establishing procedures for the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee conducts an annual self-evaluation. The Audit Committee met five times in 2021. A more detailed description of the Audit Committee’s duties and responsibilities is contained in the Audit Committee charter, which is available on the Company’s website at www.nexteraenergypartners.com.
Conflicts Committee
The Conflicts Committee is composed of Messrs. Kind (Chair) and Byrne and Ms. Austin. The Conflicts Committee determines if the resolution of any conflict of interest referred to it is in the best interests of the Company and its unitholders. The charter of the Conflicts Committee provides that the members of the committee may not be officers or employees of NextEra Energy Partners or its general partner or directors, officers or employees of their affiliates, may not hold an ownership interest in NextEra Energy Partners’ general partner or its affiliates other than NextEra Energy Partners common units, including common units or awards under any long-term incentive plan, equity compensation plan or similar plan implemented by the Company, and must meet the independence standards established by the NYSE and the Exchange Act to serve on an audit committee of a board of directors. Any matters approved by the Conflicts Committee in good faith will be deemed to be approved by all of the Company’s unitholders and not to be a breach of any duties owed to the unitholders by NextEra Energy Partners, its general partner or the Board. A more detailed description of the Conflicts Committee’s duties and responsibilities is contained in the Conflicts Committee charter, which is available on the Company’s website at www.nexteraenergypartners.com.
Consideration of Director Nominees
Proxy Access Unitholder Nominees
Pursuant to the Partnership Agreement, a holder (or a group of up to 20 unitholders) owning units representing at least 10% of the voting power, including common units and special voting units, of the Company continuously for the relevant holding period may nominate and include in the Company’s proxy statement up to two directors (“Proxy Access Directors”). No more than four Proxy Access Directors are permitted to be included each year in the Company’s proxy materials. Unless a shorter holding period is specified by the Board, the holding period for the 2023 annual meeting is three years. Notice of Proxy Access Director nominees for the 2023 annual meeting of unitholders should be addressed to the Corporate Secretary, NextEra Energy Partners, LP, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420 and must be received no earlier than November 3, 2022 and no later than the close of business on December 3, 2022. In the event that the 2023 annual meeting is more than 30 days earlier or more than 60 days later than the anniversary date of the 2022 annual meeting, the notice of Proxy Access Director nominees must be received on the later of the close of business on the 120th day prior to the date of the 2023 annual meeting or the 10th day following the Company’s first public announcement of the date of the 2023 annual meeting. The proxy access mechanism is the exclusive means through which a common unitholder may nominate a candidate for election to the Board. The complete proxy access requirements are set forth in the Partnership Agreement, a copy of which is available at www.nexteraenergypartners.com.
Director Qualifications
In addition to the qualifications for directors set forth under Proposal 1, no person will be considered for Board membership who is an employee or director of a business in significant competition with the Company or of a major or potentially-major customer, supplier, contractor, counselor or consultant of the Company, or an executive officer of a business where a Company employee-director serves on such other business’s board.
Generally, no person who shall have attained the age of 72 years by the date of election shall be eligible for election as a director. However, the Board may, by unanimous action (excluding the affected director), extend a director’s eligibility for one or two additional years, in which event such a director will not be eligible for election as a director if he or she has attained the age of 73 or 74 by the date of election.
Identifying and Evaluating Nominees for Directors
Candidates may come to the attention of the Board through current Board members, professional search firms, unitholders or other persons. Candidates are evaluated at regular or special meetings of the Board and may be considered at any time during the year. The Board considers all nominee recommendations, including those from unitholders, in the same manner when determining candidates for the Board. If any materials are provided by a unitholder in connection with the recommendation of a director candidate, such materials are provided to the Board. In evaluating nominations, the Board seeks to achieve a diverse balance of knowledge, experience and capability. For additional information about the process for nominating and electing directors, see “Proxy Access Unitholder Nominees” and “Director Qualifications” above and as set forth under Proposal 1.
Communications with the Board
The Board has established procedures by which unitholders and other interested parties may communicate with the Board, any Board committee or any director. Such parties may write to one or more of the directors, care of General Counsel, NextEra Energy Partners, LP, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408. They may also contact any member of the Audit Committee with a concern under the Company’s Code of Business Conduct & Ethics by calling 561-694-4644.
The Board has instructed the Company’s general counsel to assist the Board in reviewing all written communications to the Board, any Board committee or any director as follows:
(1)
Complaints or similar communications regarding accounting, internal accounting controls or auditing matters will be handled in accordance with the NextEra Energy Partners, LP Procedures for Receipt, Retention and Treatment of Complaints and Concerns Regarding Accounting, Internal Accounting Controls or Auditing Matters.

(2)
All other legitimate communications related to the duties and responsibilities of the Board or any committee will be promptly forwarded by the general counsel to the applicable directors, including, as appropriate under the circumstances, the chairman of the Company’s Board of Directors and/or the appropriate committee chair.

(3)
All other unitholder, customer, vendor, employee and other complaints, concerns and communications will be handled by management, with Board involvement as advisable with respect to those matters that management reasonably concludes to be significant.

Communications that are of a personal nature or not related to the duties and responsibilities of the Board, that are unduly hostile, threatening, illegal or similarly inappropriate or unsuitable, that are conclusory or vague in nature, or that are surveys, junk mail, resumes, service or product inquiries or complaints or business solicitations or advertisements generally will not be forwarded to any director unless the director otherwise requests or the general counsel determines otherwise.

Procedures for Review, Approval and Ratification of Related Person Transactions
The Conflicts Committee of the Board reviews and approves related person transactions to the extent required by the Partnership Agreement or to the extent that the Board seeks the approval of the Conflicts Committee.
The management of the Company is charged with primary responsibility for determining whether, based on the facts and circumstances, a proposed transaction is a related person transaction. For the purposes of this determination, (1) a related person includes any director or executive officer of the Company, any nominee for director of the Company, any unitholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member of any such person and (2) a related person transaction includes any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
If, after weighing all of the facts and circumstances, management determines that a proposed transaction is a related person transaction, management must present the proposed transaction to the Board for review or, if impracticable under the circumstances, to the Chairman of the Board. The Board must then either approve or reject the transaction. The Board may, but is not required to, seek the approval of the Conflicts Committee for the resolution of any related person transaction.
In addition, certain transactions must be referred to the Conflicts Committee pursuant to the terms of the Company’s Partnership Agreement and the Conflicts Committee’s charter. The Conflicts Committee charter is available on the Company’s website at www.nexteraenergypartners.com.
Transactions with Related Persons
NEE Equity, a wholly-owned subsidiary of NextEra Energy, owns all of the Company’s special voting units and a majority of the common units of NEP OpCo, which indirectly owns the Company’s projects. The Company owns the balance of outstanding NEP OpCo common units.
The following is a summary of certain agreements between the Company and NextEra Energy or its affiliates. Because of the Company’s relationship with NextEra Energy, the agreements may not be as favorable to the Company as they might have been had the Company negotiated them with an unaffiliated third party.
Amended and Restated Management Services Agreement
The Company, NEP OpCo and NextEra Energy Operating Partners GP, LLC, which is NEP OpCo’s general partner (“NEP OpCo GP”), entered into the Amended and Restated Management Services Agreement, dated August 4, 2017 (the “MSA”), with NextEra Energy Management Partners, LP (“NEE Management”), under which:
•
NEE Management provides or arranges for the provision of management, operations and administrative services to the Company and its subsidiaries under the direction of the Board, including managing their day-to-day affairs and providing individuals to act as executive officers and directors, to the extent such services are not otherwise provided under operation and maintenance services agreements and administrative service agreements (“ASAs”) between affiliates of NextEra Energy and the Company’s subsidiaries;

•
NEP OpCo pays, on the Company’s behalf, all operations and maintenance services fees or other expenses the Company or its subsidiaries incur; and

•
NEP OpCo makes certain payments to NEE Management based on the achievement by NEP OpCo of certain target quarterly distribution levels to its common unitholders.

Under the MSA, among other restrictions, NEE Management, its subsidiaries and any other entity or individual that NEE Management has arranged to provide services to the Company and its subsidiaries, are required to refrain from taking any action that, to NEE Management’s knowledge, at the time such action is taken, is intended to materially conflict with or directly contravene any resolution or other determination of the Board, in each case relating to the following significant activities of the Company:
•
establishing and approving the Company’s annual operating budget;

•
evaluating and approving capital decisions;

•
evaluating and approving debt and equity financing decisions;

•
assessing and approving quarterly cash distributions to unitholders; and

•
analyzing and approving related party transactions among NEE Management, its subsidiaries and any other entity or individual that NEE Management has arranged to provide services to the Company and its subsidiaries.

NEP OpCo pays NEE Management an annual management fee equal to the greater of (1) 1% of the sum of NEP OpCo’s net income plus interest expense, income tax expense and depreciation and amortization expense less certain non-cash, non-recurring items for the most recently ended fiscal year (calculated prior to the deduction of such fee and other fees paid under the MSA, such amount the “calculated fee”) and (2) $4.0 million (adjusted for inflation beginning in 2016). The management fee is paid in quarterly installments of $1.0 million (adjusted for inflation beginning in 2016) with an additional payment each January to the extent the calculated fee exceeds $4.0 million in the prior fiscal year (adjusted for inflation beginning in 2016). NEE Management is also entitled to receive an incentive distribution right fee (“IDR fee”) based on the hypothetical amount of distributions NEP OpCo would be able to make to its common unitholders without giving effect to the IDR fee as an operating expense. The IDR fee payments to NEE Management under the MSA will continue for so long as NEP OpCo’s partnership agreement remains in effect, even if the MSA otherwise terminates in accordance with its terms. For the year ended December 31, 2021, NEE Management received a total of approximately $136.6 million in compensation under the MSA, including the IDR fees.
The MSA is in full force and effect until January 1, 2068 and will automatically renew for successive five-year periods unless NEP OpCo or NEE Management provides written notice that it does not wish the agreement to be renewed. However, NEP OpCo can terminate the MSA prior to the expiration of its term upon 90-day prior written notice of termination to NEE Management upon the occurrence of certain events. The MSA also expressly provides that the agreement may not be terminated by the Company due solely to the poor performance or the under-performance of any of the Company’s operations. NEE Management is also permitted to terminate the MSA upon the occurrence of certain events.
Operation and Maintenance (“O&M”) Services Agreements
Affiliates of NextEra Energy Resources, an indirect wholly owned subsidiary of NextEra Energy, and the indirect subsidiaries of NEP OpCo, each as described below, have entered into O&M services agreements under which such NextEra Energy Resources’ affiliates provide operations and maintenance services to projects in the Company’s portfolio. A brief description of the O&M services agreements is provided below.
Projects
Pipeline
NET Midstream, LLC, an indirect subsidiary of NEP OpCo, entered into an O&M agreement with NextEra Energy Pipeline Services, LLC (“Pipeline Services”), an affiliate of NextEra Energy Resources, on November 1, 2019. Under this agreement, Pipeline Services provides customary day-to-day O&M services. Pipeline Services is required to provide a proposed annual budget for review 30 days prior to the beginning of each operating year. The agreement has a term of 15 years, which will automatically be extended for an additional five-year period unless a written termination notice is provided three months prior to the end of the initial term.
In consideration for the performance of O&M services, Pipeline Services receives a fixed annual fee of $2.0 million as full and complete compensation for all costs incurred. For the year ended December 31, 2021, Pipeline Services received a total of approximately $2.0 million pursuant to this agreement.
Wind
Substantially all of the Company’s wind project entities have entered into O&M services agreements with NextEra Energy Operating Services, LLC (“NEOS”), an indirect wholly owned subsidiary of NextEra Energy Resources. Under each wind O&M services agreement, NEOS provides customary day-to-day O&M services. NEOS is required to provide each wind project entity with a proposed annual budget for its review prior to the beginning of each operating year, which budget will be agreed upon between NEOS and the wind project entity. Each wind O&M services agreement has a term range between 20 to 30 years, which will be automatically extended for an additional five-year period unless the applicable wind project entity provides three months written notice prior to the end of the initial term to NEOS that it does not wish the term to be extended. Each wind O&M services agreement contains customary termination provisions.

In consideration for the performance of O&M services under the agreements, NEOS receives a fixed annual fee paid in monthly installments. The annual fee for each project ranges between $1,250 to $2,650 (excluding annual inflation adjustments) for each megawatt (“MW”) of nameplate capacity for the first year of the term of the applicable wind O&M services agreement and is adjusted annually based on the U.S. Consumer Price Index (“U.S. CPI”). In addition to the fixed annual fee, NEOS is entitled to be reimbursed for those reasonable and actual direct costs that are incurred by NEOS in the performance of its duties. Each wind O&M services agreement also requires that the applicable wind project entity provide, or pay for costs incurred by NEOS in providing, utility services to the project. For the year ended December 31, 2021, NEOS had 48 wind O&M services agreements and received a total of approximately $38.4 million under the wind O&M services agreements, including reimbursement of expenses.
Solar
Substantially all of the Comapany’s solar project entities have entered into O&M services agreements with NEOS. Under each solar O&M agreement, NEOS provides customary day-to-day O&M services. Each solar O&M agreement has a term between 25 to 30 years, which will be automatically extended for an additional five-year period unless such entity provides three months written notice prior to the end of the initial term to NEOS that it does not wish the term to be extended. Each solar O&M agreement contains customary early termination provisions.
In consideration for the performance of operation and maintenance services, NEOS receives a fixed annual fee paid in monthly installments. The annual fee under the solar O&M agreement with Genesis Solar, LLC was $1.0 million in 2013 and is adjusted annually based on U.S. CPI. The annual fee for each other project was $1,500 (excluding annual inflation adjustments) for each MW of nameplate capacity for the first year of the term of the applicable solar O&M agreement and is adjusted annually based on U.S. CPI. In addition to the fixed annual fee, NEOS is entitled to be reimbursed for those reasonable and actual direct costs that are incurred by NEOS in the performance of its duties. Each of the solar O&M agreements also requires that the applicable solar project entity provide, or pay for costs incurred by NEOS, for utility services provided to the project. For the year ended December 31, 2021, NEOS and an affiliate had 21 solar O&M agreements and together received a total of approximately $18.8 million in fees and reimbursements under the solar O&M agreements.
Administrative Services Agreements
Substantially all of the Company’s projects entities have entered into an ASA with NextEra Energy Resources or one of its subsidiaries (collectively, the “Project ASAs”). Pursuant to the Project ASAs, NextEra Energy Resources or its subsidiary provides customary administrative services for the projects. Upon the expiration of the applicable initial term, each Project ASA will be extended for an additional five-year period unless the applicable entity informs NextEra Energy Resources in writing that it does not intend to extend the term of the agreement. Each Project ASA contains customary termination provisions.
In consideration for the performance of the administrative services, a subsidiary of NextEra Energy Resources receives an annual fee, which is the full and complete compensation for all costs incurred by NextEra Energy Resources in performing administrative services, except for its out of pocket expenses, for which it is entitled to reimbursement from the applicable entity. For the year ended December 31, 2021, NextEra Energy Resources had Project ASAs with 94 Company project entities and received a total of approximately $58.2 million under the Project ASAs, which includes the annual fee and reimbursement for expenses.
Energy Management Agreements
Several of the Company’s project entities have entered into an Energy Management Agreement (“EMA”) with NextEra Energy Marketing, LLC (“NEM”), an indirect wholly owned subsidiary of NextEra Energy Resources. The agreement provides that NEM acts as the agent of the entity with respect to energy sales, capacity sales and environmental attributes. For the year ended December 31, 2021, 12 of the Company’s project entities have entered into EMAs with NEM and NEM received approximately $0.9 million under the EMAs.
Genesis Technical Support and Services Agreement
Genesis Solar, LLC, an indirect subsidiary of NEP OpCo, entered into a Technical Support and Services Agreement, dated August 22, 2011, with NextEra Energy Resources (the “Genesis Technical Support and Services Agreement”). The agreement may be terminated by either party at any time by giving the other party prior written notice of the effective date of the termination. Pursuant to the agreement, NextEra Energy Resources arranges for the provision of services performed by third parties; pays for other incidental expenses incurred in connection with the provision of services (for which it is reimbursed); provides project siting and development services; provides engineering services; and provides construction and construction management services. NextEra Energy Resources is reimbursed for the actual cost of all third party and other services provided. For the year ended December 31, 2021, NextEra Energy Resources received $0.6 million for the actual costs of third party and other services provided under the Genesis Technical Support and Services Agreement.
Intrastate Natural Gas Transportation Service Agreements
From time to time, each of LaSalle Pipeline, LP, Mission Valley Pipeline Company, LP, Mission Natural Gas Company, LP, Monument Pipeline, LP and South Shore Pipeline L.P. (each, a “NGTSA Pipeline Entity”), which are indirect subsidiaries of NEP OpCo, enters into a Natural Gas Transportation Agreement (collectively, the “NGTSAs”) with NEM. NEM acts on each NGTSA Pipeline Entity’s behalf with respect to such entity’s ultimate natural gas transportation customer.
Under the NGTSAs, each NGTSA Pipeline Entity provides one of six services: firm transportation service, enhanced transportation service, interruptible transportation service, authorized overrun service, park and loan service and no notice service. Each NGTSA carries an initial term that varies between one month and one year and, upon expiration of the initial term, the contract is automatically renewed on a month-to-month basis. After the expiration of the initial term, each party may cancel the agreement upon 30-days or 60-days (depending on the contracting NGTSA Pipeline Entity) written notice to the other party.
In addition to a transportation rate payable under each NGTSA, the NGTSA Pipeline Entities also are reimbursed by NEM for certain third-party fees which NEM initially pays on behalf of the NGTSA Pipeline Entities. The below table lists the fees and reimbursements received under the NGTSAs for the year ended December 31, 2021, by each NGTSA Pipeline Entity in the aggregate, inclusive of fees and reimbursements:
Pipeline Entity	Transportation Reimbursements
LaSalle Pipeline, LP	$382,000
Mission Natural Gas Company, LP	$61,000
Mission Valley Pipeline Company, LP	$268,000
Monument Pipeline, LP	$6,757,000
NET Mexico Pipeline Partners, LLC	$36,000
South Shore Pipeline L.P.	$1,640,000
Section 311 Natural Gas Transportation Service Agreements
From time to time, Eagle Ford Midstream, LP, an indirect subsidiary of NEP OpCo, enters into Natural Gas Policy Act Section 311 Natural Gas Transportation Service Agreements (collectively, the “Eagle Ford NGTSAs”) with NEM. Under each Eagle Ford NGTSA, Eagle Ford Midstream, LP provides, transports and delivers natural gas on behalf of NEM (and the ultimate customer) on a firm basis, subject to the applicable pipeline’s operational capacity and force majeure events. In addition to a transportation rate payable under each Eagle Ford NGTSA, Eagle Ford Midstream, LP is also reimbursed by NEM for certain third-party fees. Each Eagle Ford NGTSA carries an initial term that may vary between one month and one year and, upon expiration of the initial term, the contract is automatically renewed on a month-to-month basis. After the expiration of the initial term, each party may cancel the agreement upon 30-days written notice to the other party. For the year ended December 31, 2021, NEM paid Eagle Ford Midstream, LP approximately $1.0 million in the aggregate under the Eagle Ford NGTSAs, inclusive of fees and reimbursements.
Fuel Management Services Agreement
As of October 1, 2015, and amended thereafter on November 1, 2021, NET Holdings Management, LLC, an indirect subsidiary of NEP OpCo, entered into a Fuel Management Services Agreement (“FMSA”) with NEM. NET Holdings Management, LLC assigned the FMSA to another indirect subsidiary of the Company, South Texas Midstream, LLC (“STX Midstream”), effective as of November 1, 2019. STX Midstream owns the Company’s pipeline business located in Texas (“Texas Pipelines”). Under this agreement, NEM provides support for STX Midstream’s obligations to the Texas Pipelines under various natural gas sale and purchase, fuel supply, balancing, peaking and other gas-related agreements to supply and manage the Texas Pipelines. The agreement initially expired on December 31, 2016, but automatically renews for successive one-year terms unless either party gives 60-days prior written notice of an election not to renew. For the year ended December 31, 2021, NEM paid NET Holdings Management, LLC approximately $17.6 million under this agreement.

Cash Sweep and Credit Support Agreement
NEP OpCo and NextEra Energy Resources are parties to an Amended and Restated Cash Sweep and Credit Support Agreement, dated August 4, 2017 (the “CSCS Agreement”), under which:
•
NextEra Energy Resources provides certain credit support on behalf of the Company’s subsidiaries’ existing projects and, upon NEP OpCo’s request and at NextEra Energy Resources’ option, may agree to provide certain credit support on behalf of any future project subsidiaries of the Company on similar terms, and NEP OpCo will reimburse NextEra Energy Resources to the extent NextEra Energy Resources or its affiliates are required to make payments under such credit support or to post cash collateral, subject to certain exceptions; and

•
when the projects in the Company’s portfolio receive revenues or when NEP OpCo receives distributions from the Company’s subsidiaries, NextEra Energy Resources or one of its affiliates may borrow excess funds from the Company’s subsidiaries, including NEP OpCo, and hold such funds in an account of NextEra Energy Resources or one of its affiliates for the benefit of NextEra Energy Resources and its affiliates until such funds are required by the Company or its subsidiaries to fund distributions or pay the Company’s subsidiaries’ expenses or until NEP OpCo otherwise demands the return of such funds.

NEP OpCo pays NextEra Energy Resources an annual credit support fee that is based on NextEra Energy’s borrowing costs, subject to adjustment. The fee is calculated as a fixed percentage of the aggregate amount of continuing credit support provided by NextEra Energy Resources or its affiliates to the Company’s subsidiaries, excluding credit support for which the Company’s subsidiaries do not have reimbursement obligations. If the aggregate amount of such credit support by NextEra Energy Resources or its affiliates increases or decreases, the credit support fee is adjusted accordingly as determined in good faith by NextEra Energy Resources. For the year ended December 31, 2021, NEP OpCo paid NextEra Energy Resources approximately $5.5 million under the CSCS Agreement.
The term of the CSCS Agreement is for ten years from July 1, 2014 and will automatically renew for successive five-year periods unless NEP OpCo or NextEra Energy Resources provides written notice that it does not wish to renew the agreement. However, in certain limited circumstances NEP OpCo is permitted to terminate the CSCS Agreement prior to the expiration of its term upon 90-days prior written notice. In certain limited circumstances, NextEra Energy Resources is permitted to terminate the CSCS Agreement upon 180-days prior written notice.
Retail Power Supply Agreement
On May 27, 2020 and June 26, 2020, NET Mexico Pipeline Partners, LLC, an indirect subsidiary of NEP OpCo, entered into retail power supply agreements with Gexa Energy, LP (“Gexa”) authorizing Gexa to purchase and sell electricity on its behalf in the ERCOT day-ahead market or ERCOT real-time market. For the year end December 31, 2021, NET Mexico Pipeline Partners, LLC paid a total of approximately $15.5 million to Gexa for these services.
High Winds, LLC, Oliver Wind III, LLC, Hatch Solar Energy Center I, LLC, Solar Holdings Portfolio 12, LLC, Nutmeg Solar, LLC, Shaw Creek Solar, LLC
On July 22, 2021, NextEra Energy Partners Acquisitions, LLC (“NEP Acquisitions”), an indirect subsidiary of NEP OpCo, entered into a purchase and sale agreement with NEP US SellCo, LLC and ESI Energy, LLC, both of which are subsidiaries of NextEra Energy Resources, to acquire from NEP US SellCo, LLC:
•
100% of the membership interests in HW CA Holdings, LLC, which indirectly owns an approximately 162 MW wind generation facility (High Winds) located in California;

•
100% of the membership interests in Dogwood Wind Holdings, LLC, which indirectly owns two wind generation facilities (Oliver III Wind and Osborn Wind) with a combined total generating capacity of approximately 300 MW located in North Dakota and Missouri;

•
100% of the membership interests in Southwest Solar Holdings, LLC, which indirectly owns an approximately 5 MW solar generation facility (Hatch Solar) located in New Mexico;

•
33.3% of the membership interests in Shaw Creek Solar Holdings, LLC, which indirectly owns an approximately 75 MW solar generation facility (Shaw Creek) located in South Carolina;

•
33.3% of the membership interests in Nutmeg Solar Holdings, LLC, which indirectly owns an approximately 20 MW solar generation facility (Nutmeg Solar) located in Connecticut; and

•
100% of the Class C membership interests in Solar Holdings Portfolio 12, LLC, which has indirect ownership interests, representing 33.3% of the total ownership interests, in:

•
two solar generation facilities (Westside Solar and Whitney Point Solar) with a combined total generating capacity of approximately 40 MW located in California;

•
the Distributed Generation “DG” 2019 portfolio, which indirectly owns multiple distributed solar generation facilities with a combined total generating capacity of approximately 217 MW located in various states across the U.S.; and

•
the DG Waipio portfolio, which indirectly owns multiple distributed solar generation facilities with a combined total generating capacity of approximately 13 MW located in Hawaii.

The acquisition closed on October 8, 2021 for a total purchase price of approximately $563 million, plus working capital and other adjustments of $25 million. The Company’s share of the entities’ debt and noncontrolling interests related to differential membership investors was approximately $270 million at the time of closing.
Star Moon Holdings, LLC, Borderlands Wind, LLC, Cool Springs Solar, LLC, Dodge Flat Solar, LLC, Elora Solar, LLC, Ensign Wind Energy, LLC, Fish Springs Ranch Solar, LLC, Hubbard Wind, LLC, Irish Creek Wind, LLC, Little Blue Wind Project, Minco Wind Energy III, LLC, Quinebaug Solar, LLC, Quitman II Solar, LLC, White Mesa Wind, LLC
On October 21, 2021, an indirect subsidiary of NEP OpCo, NEP Acquisitions, entered into a purchase and sale agreement with NEP US SellCo, LLC, NEP US SellCo II, LLC and ESI Energy, LLC, all of which are subsidiaries of NextEra Energy Resources. Pursuant to the terms of the purchase and sale agreement, NEP Acquisitions agreed to acquire 100% of the Class A membership interests in Star Moon Holdings, LLC (“Star Moon Holdings”). Star Moon Holdings owns an indirect 50% controlling interest in wind generation facilities and solar generation facilities, some of which include solar storage, consisting of the following:
•
White Mesa Wind, an approximately 501 MW wind generation facility located in Texas;

•
Irish Creek Wind, an approximately 301 MW wind generation facility located in Kansas;

•
Hubbard Wind, an approximately 300 MW wind generation facility located in Texas;

•
Cool Springs Solar, an approximately 213 MW solar generation and 40 MW solar storage facility located in Georgia;

•
Little Blue Wind, an approximately 251 MW wind generation facility located in Nebraska;

•
Dodge Flat Solar, an approximately 200 MW solar generation and 50 MW solar storage facility located in Nevada;

•
Elora Solar, an approximately 150 MW solar generation facility located in Tennessee;

•
Quitman II Solar, an approximately 150 MW solar generation facility located in Georgia;

•
Fish Springs Ranch Solar, an approximately 100 MW solar generation and 25 MW solar storage facility located in Nevada;

•
Minco Wind Energy III, an approximately 107 MW wind generation facility located in Oklahoma;

•
Ensign Wind Energy, an approximately 99 MW wind generation facility located in Kansas;

•
Borderlands Wind, an approximately 99 MW wind generation facility located in New Mexico; and

•
Quinebaug Solar, an approximately 49 MW solar generation facility located in Connecticut.

The acquisition closed on December 21, 2021 whereby NEP Acquisitions paid cash consideration of approximately $849 million, plus working capital and other adjustments of approximately $9 million (subject to certain post-closing adjustments) and included the Company’s share of the entities’ noncontrolling interests related to differential membership investors of approximately $910 million. Following the acquisition, NEP Acquisitions contributed its ownership interest in Star Moon Holdings to NEP Renewables III, LLC (“NEP Renewables III”). Ownership interests in NEP Renewables III include Class A membership interests and Class B membership interests.

Executive Officers
The executive officers of the Company as of March 1, 2022 are as follows:
Name	Age	Position(1)
John W. Ketchum(2)	51	Chief Executive Officer
T. Kirk Crews II(3)	43	Chief Financial Officer
Mark E. Hickson(4)	55	Executive Vice President, Strategy and Corporate Development
Rebecca J. Kujawa(5)	46	President
Charles E. Sieving(6)	49	General Counsel
James May(7)	45	Controller and Chief Accounting Officer
Paul I. Cutler(8)	62	Treasurer and Assistant Secretary

(1)
The executive officers are appointed annually by the Board.

(2)
Chief executive officer since March 2022. Chief executive officer of our general partner since March 2022. President and chief executive officer of NextEra Energy since March 2022. President from March 2019 until March 2022. President of our general partner from March 2019 until March 2022. President and chief executive officer of NextEra Energy Resources from March 2019 until March 2022. Executive vice president, finance and chief financial officer of NextEra Energy from March 2016 to March 2019.

(3)
Chief financial officer since March 2022. Chief financial officer of our general partner since March 2022. Executive vice president, finance & chief financial officer of NextEra Energy since March 2022. Vice president, business management of NextEra Energy Resources from March 2019 until March 2022. Controller and chief accounting officer and vice president, controller and chief accounting officer of NextEra Energy from September 2016 until March 2019.

(4)
Executive vice president, strategy and corporate development since August 2017. Executive vice president, strategy and corporate development of our general partner since July 2014. Executive vice president, corporate development, strategy, quality and integration of NextEra Energy since May 2017. Senior vice president, corporate development, strategy, quality and integration of NextEra Energy from May 2016 to May 2017. Senior vice president, corporate development and strategic initiatives of NextEra Energy from February 2015 to May 2016.

(5)
President since March 2022. President of our general partner since March 2022. Chief financial officer from March 2019 until March 2022. Chief financial officer of our general partner from March 2019 until March 2022. President and chief executive officer of NextEra Energy Resources since March 2022. Executive vice president, finance and chief financial officer of NextEra Energy from March 2019 to March 2022. Vice president, business management of NextEra Energy Resources from 2012 until March 2019.

(6)
General counsel since August 2017. General counsel of our general partner since July 2014. Executive vice president & general counsel of NextEra Energy since December 2008.

(7)
Controller and chief accounting officer since March 2019. Vice president, controller and chief accounting officer of NextEra Energy since March 2019. Controller of NextEra Energy Resources from April 2015 until March 2019.

(8)
Treasurer and assistant secretary since August 2017. Treasurer and assistant secretary of our general partner since March 2014. Treasurer of NextEra Energy since February 2003.

AUDIT-RELATED MATTERS
Audit Committee Report
The Audit Committee submits the following report for 2021:
In accordance with the written Audit Committee Charter, the Audit Committee of the Company (the “Audit Committee”) assists the Board of Directors (“Board”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee meets and discusses, among other things, the interim financial information contained in each quarterly earnings announcement with the chief financial officer, the chief accounting officer and the independent registered public accounting firm prior to public release.
As specified in the Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s independent registered public accounting firm and management. In discharging the duties of the Audit Committee, the Audit Committee has relied on (1) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (2) the report of the independent registered public accounting firm with respect to such financial statements.
The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees,” and discussed and reviewed the results of the firm’s audit of the Company’s financial statements. The Audit Committee also discussed the results of the internal audit examinations.
The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence. The Audit Committee also reviewed any relationships that may affect the objectivity and independence of the independent registered public accounting firm and satisfied itself as to the firm’s independence and discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, resources and staffing. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.
The Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2021 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements.
Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.
In addition, and in accordance with its Audit Committee charter, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm management’s internal control report, management’s assessment of the internal control structure and procedures of the Company for financial reporting and the independent registered public accounting firm’s opinion on the effectiveness of the Company’s internal control over financial reporting, all as required to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Respectfully submitted,
Robert J. Byrne, Chair
Susan D. Austin
Peter H. Kind

Fees Paid to Deloitte & Touche
The following table presents fees billed for professional services rendered by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for the fiscal years ended December 31, 2021 and 2020.
	2021	2020
Audit Fees(1)	$ 2,594,000	$ 1,862,000
Audit-Related Fees(2)	2,243,000	2,065,000
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$ 4,837,000	$ 3,927,000

(1)
Audit fees consist of fees billed for professional services rendered for the audit of NextEra Energy Partners’ annual consolidated financial statements for the fiscal year and the reviews of the financial statements included in Quarterly Reports on Form 10-Q during the fiscal year and the audit of effectiveness of internal control over financial reporting, comfort letters and consents.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of NextEra Energy Partners’ consolidated financial statements and are not reported under audit fees. These fees primarily related to audits of subsidiary (non-SEC registrant) financial statements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee charter and the Audit Committee’s pre-approval policy for services provided by the independent registered public accounting firm, all services performed by Deloitte & Touche are approved in advance by the Audit Committee. Permitted services specifically identified in an appendix to the pre-approval policy for which the fee is expected to be $250,000 or less are pre-approved by the Audit Committee each year. This pre-approval allows management to request the specified permitted services on an as-needed basis during the year, provided any such services are reviewed with the Audit Committee at its next regularly scheduled meeting. Any permitted service for which the fee is expected to exceed $250,000, or that involves a service not listed on the pre-approval list, must be specifically approved by the Audit Committee prior to commencement of such service. The Audit Committee has delegated to the chair of the committee the right to approve audit, audit-related, tax and other services, within certain limitations, between meetings of the Audit Committee, provided any such decision is reported to the Audit Committee at its next regularly scheduled meeting.
In 2021 and 2020, no services provided to NextEra Energy Partners by Deloitte & Touche were approved by the Audit Committee after services were rendered pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X (which provides for a waiver of the otherwise applicable pre-approval requirement if certain conditions are met). Additionally, none of the services were approved after services were rendered pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
The Company does not pay for any compensation for its executive officers. All of the executive officers of the Company also are employees of NextEra Energy with extensive experience in clean energy leadership. NextEra Energy compensates these officers for the performance of their duties as employees of NextEra Energy, which include managing the Company. NextEra Energy does not allocate this compensation between services for the Company and services for NextEra Energy and its affiliates. Affiliates of NextEra Energy provide the Company various general and administrative services, such as technical, commercial, regulatory, financial, accounting, treasury, tax and legal staffing, and related support services, pursuant to a Management Services Agreement, for which the Company pays a management services fee. No portion of the management services fee is allocated to executive officer compensation. As the Company incurs no expense for the compensation or benefits for these executive officers, the Company avoids a cost that would otherwise be incurred for industry leading experience.
The NEOs for the year ended December 31, 2021 are James L. Robo (chief executive officer) and Rebecca J. Kujawa (chief financial officer). The 2022 NextEra Energy proxy statement, expected to be filed in late March or early April 2022, will include disclosure of the compensation of these officers received from NextEra Energy for the performance of their duties as employees of NextEra Energy, including managing the Company.
In February 2021, as part of NextEra Energy’s Compensation Committee’s setting of 2021 long-term performance-based incentive compensation for NextEra Energy’s executive officers, the Compensation Committee expressed its preference that a portion of the long-term performance-based incentive compensation to be awarded to executive officers who also are officers of the Company be granted in the form of performance-based restricted common units of the Company (“NEP Awards”). The NextEra Energy Compensation Committee concluded that the proposed NEP Awards would further align the incentive compensation of these executive officers to activities that promote the growth of long-term value for shareholders of NextEra Energy. After considering this and other factors, in February 2021, the Board approved grants of NEP Awards to those executive officers of NextEra Energy who also are officers of the Company, as well as to other officers and employees of NextEra Energy or its affiliates who are responsible for significant Company activities.
The NEP Awards received by executive officers did not increase the executive officers’ overall NextEra Energy incentive compensation opportunity, but instead replaced on a dollar-for-dollar basis approximately 7% of the aggregate grant date value of the portion of their long-term performance-based awards in 2021 that otherwise would have been issued in the form of performance-based restricted stock of NextEra Energy. The performance objective for the NEP Awards is adjusted EBITDA of $400 million. Therefore, the NEP Awards granted in 2021, which would otherwise vest ratably in 2022, 2023 and 2024, will not vest unless and until the Board certifies in each of 2022, 2023 and 2024 that the Company’s adjusted EBITDA equals or exceeds $400 million.
The NEP Awards were made pursuant to the NextEra Energy Partners, LP 2014 Long Term Incentive Plan (“2014 Long Term Incentive Plan”). The Company will be reimbursed by NextEra Energy for the grant date fair value of all NEP Awards granted to employees and officers of NextEra Energy or its affiliates. The NEP Awards are considered compensation by NextEra Energy, not the Company. The Company does not incur any expense as a result of these awards.

Compensation Committee Report
The Board does not have a compensation committee. The Board, acting in lieu of a compensation committee, has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Board recommended that the Compensation Discussion & Analysis set forth above be included in the Company’s proxy statement for the 2022 annual meeting of unitholders.
Respectfully submitted,
By the members of the Board of Directors of
NextEra Energy Partners:
James L. Robo
Susan D. Austin
Robert J. Byrne
Mark E. Hickson
John W. Ketchum
Peter H. Kind
Rebecca J. Kujawa

DIRECTOR COMPENSATION
2021 Non-Employee Director Compensation
Name (a)	Fees Earned or Paid in Cash ($) (b)	Unit Awards(1) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Susan D. Austin	$77,500	$137,652	-	-	-	-	$215,152
Robert J. Byrne	92,500	137,652	-	-	-	-	230,152
Peter H. Kind	92,500	137,652	-	-	-	-	230,152

(1)
Non-employee directors received NextEra Energy Partners common units in an amount determined by dividing $137,500 by the closing price of the common units on the date of grant, rounded up to the nearest ten units. On February 16, 2021, each non-employee director then in office received a grant of 1,720 common units valued at $80.03 per unit. Distributions are paid on the units in cash.

Additional Information About Director Compensation
The table above includes compensation information for the non-employee directors of NextEra Energy Partners for 2021. Directors of NextEra Energy Partners who are salaried employees of NextEra Energy, the Company or any of its affiliates or subsidiaries do not receive any additional compensation for serving as a director or committee member. Effective January 1, 2022, non-employee directors received an annual cash retainer of $82,500 plus a retainer paid in an amount of NextEra Energy Partners common units determined by dividing $142,500 by the closing price of NextEra Energy Partners common units on the grant date, rounded up to the nearest ten units. Non-employee director grants were made under the 2014 Long Term Incentive Plan.
The annual common unit retainers for 2022 were paid on February 22, 2022, at which time the non-employee directors of NextEra Energy Partners were each granted 2,010 units of NextEra Energy Partners common units. These units are generally not transferable until the director ceases to be a member of the Board. Non-employee Board committee chairpersons receive an additional annual cash retainer of $15,000. Travel expenses to attend Board or committee meetings or while on Board business are reimbursed.
Director Unit Ownership Policy
Pursuant to the Corporate Governance Principles & Guidelines, to more closely align the interests of directors and unitholders, all independent directors are required to own NextEra Energy Partners common units in an amount equal to at least five times the non-management director annual cash retainer within three years of beginning service as a Board member. All independent directors currently meet the director unit ownership policy. See Common Unit Ownership of Certain Beneficial Owners and Management for information about director ownership of NextEra Energy Partners common units as of February 23, 2022.

UNITHOLDER PROPOSALS FOR 2023 ANNUAL MEETING
Proposals on matters appropriate for unitholder consideration consistent with Rule 14a-8 under the Exchange Act submitted by unitholders for inclusion in the proxy statement and form of proxy for the 2023 annual meeting of unitholders must be received by the Corporate Secretary at the Company’s principal executive offices not later than November 3, 2022. In the event the 2023 annual meeting of unitholders is more than 30 days from the first anniversary of the date of the 2022 annual meeting, the deadline will be a reasonable time before the Company begins to print and send its proxy materials. The submission of such proposals by unitholders is subject to regulation by the SEC pursuant to Rule 14a-8. Under our Partnership Agreement, unitholder proposals may only be submitted under Rule 14a-8.
Unitholder proposals should be sent to the attention of the Corporate Secretary by mail or by personal delivery to NextEra Energy Partners, LP, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420.
NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC rules, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement will not be deemed to be “soliciting material” or “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or the Company specifically incorporates such information by reference into a document filed with the SEC. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on, or accessible through, these websites is not part of this proxy statement.

NEXTera energy PARTNERS

700 UNIVERSE BOULEVARD
JUNO BEACH, FL 33408

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com/NEP or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69527-P67255 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NEXTERA ENERGY PARTNERS, LP

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED:

Nominees:	For	Against	Abstain
1a. Susan D. Austin	☐	☐	☐
1b. Robert J. Byrne	☐	☐	☐
1c. Peter H. Kind	☐	☐	☐
1d. John W. Ketchum	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3:	For	Against	Abstain
2. Ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners' independent registered public accounting firm for 2022	☐	☐	☐
3. Approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners' named executive officers as disclosed in the proxy statement	☐	☐	☐

The proxies are also authorized to vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.

The units represented by this proxy card when properly executed will be voted in the manner directed herein by the undersigned. **If no direction is made, this proxy will be voted FOR all nominees listed in proposal 1 and FOR proposals 2 and 3.** If any other matters properly come before the meeting or any adjournment(s) or postponement(s) thereof, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Annual Meeting Admission Ticket

Admission: This ticket, along with a form of picture identification, admits the named unitholder(s).

NextEra Energy Partners, LP's 2022 Annual Meeting of Unitholders will be held at 1:30 p.m. Eastern time on April 20, 2022, at NextEra Energy Partners, LP's principal offices at 700 Universe Boulevard, Juno Beach, Florida.

If you plan to attend the Annual Meeting of Unitholders, please bring this Admission Ticket. If you require special assistance, call NextEra Energy Partners Unitholder Services at 855-297-7440.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE UNITHOLDER MEETING TO BE HELD ON APRIL 20, 2022:

The proxy statement and annual report to security holders are available at *www.proxyvote.com/NEP*

D69528-P67255

NEXTERA ENERGY PARTNERS, LP

PROXY
Annual Meeting of Unitholders-April 20, 2022

This proxy is solicited on behalf of the Board of Directors. The unitholder(s) signing on the reverse side hereby appoint(s) W. Scott Seeley and Charles E. Sieving, and each of them, proxies, with full power of substitution, and hereby authorize(s) them to represent and to vote all units of NextEra Energy Partners, LP that such unitholder(s) would be entitled to vote at the Annual Meeting of Unitholders of NextEra Energy Partners, LP to be held April 20, 2022, and any adjournment(s) or postponement(s) thereof, upon the matters referred to on this proxy and, in their discretion, upon any other business that may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.